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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



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        Date of Report (Date of earliest event reported): June 1, 2004



                          BOSTON SCIENTIFIC CORPORATION
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               (Exact name of registrant as specified in charter)



   DELAWARE                          1-11083                    04-2695240
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(State or other                   (Commission                  (IRS employer
 jurisdiction of                  file number)               identification no.)
 incorporation)


          ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537
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               (Address of principal executive offices)      (Zip code)



       Registrant's telephone number, including area code: (508) 650-8000



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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On June 1, 2004, Boston Scientific Corporation (the "Registrant") and Advanced Bionics Corporation, a privately held company located in Valencia, CA, announced the execution of a definitive merger agreement under which the Registrant will acquire 100 percent of the fully diluted equity of Advanced Bionics for an initial payment of approximately $740 million in cash, plus earn out payments tied to future performance milestones. The acquisition will expand the Registrant's technology portfolio into the rapidly growing implantable microelectronic device market. Advanced Bionics has developed implantable microelectronics for treating numerous neurological disorders. Its neuromodulation technology includes a range of neurostimulators (or implantable pulse generators), programmable drug pumps and cochlear implants.

     The acquisition has been structured to include a substantial earnout mechanism. Performance milestones are primarily based on the achievement of net sales, with certain milestone payments also tied to profitability. The milestones are segmented by the four principal technology platforms (cochlear implants, implantable pulse generators, drug pumps and bion microstimulators), each with a 72-month earnout horizon.

     There are also bonus earnout payments available based on the attainment of certain aggregate sales performance targets and a certain gross margin level. The transaction is expected to close within days of the announcement. The Registrant expects the acquisition to be modestly dilutive to earnings per share (approximately $0.04 and $0.06 in 2004 and 2005, respectively).

     ITEM 9. REGULATION FD DISCLOSURE.

     On June 1, 2004, the Registrant issued a press release regarding the execution of a Merger Agreement. A copy of this release is attached hereto as
Exhibit 99.1.

     The information contained in this Item 9, including the press release attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.





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                                   SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                               BOSTON SCIENTIFIC CORPORATION




Date:  June 1, 2004            By:  /s/ Lawrence J. Knopf
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                                    Lawrence J. Knopf
                                    Vice President and Assistant General Counsel

































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                                INDEX TO EXHIBITS

Exhibit Number                   Description
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99.1                             Press Release dated June 1, 2004






































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